Exhibit 99.1

MoSys, Inc. Reports Second Quarter 2010 Financial Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--July 23, 2010--MoSys, Inc., (NASDAQ: MOSY), a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs, today reported financial results for the second quarter ended June 30, 2010.

Second Quarter and Recent Highlights

  Reported total revenue of $4.3 million, an increase of 115 percent over the second quarter of 2009;
  Announced partnerships for the development of integrated PHY and controller solutions that support the PCI Express, DDR3, 40/100Gbps Ethernet, and Interlaken and SATA 3.0 standards;
  Announced the GigaChip™ Alliance, an ecosystem of semiconductor device suppliers supporting the GigaChipTM Interface; and
  Completed tape-out of first product in the Bandwidth Engine™ family.

Management Commentary

“During the quarter, total revenue increased 20 percent sequentially driven by license revenue from both our 1T-SRAM® and high speed I/O IP and increased royalties from licensees in the gaming and networking markets,” commented Len Perham, President and Chief Executive Officer of MoSys. “Our IP business continues to be a strong contributor to our overall growth strategy and is very synergistic with our move to become a fabless semiconductor company.”

“We achieved significant progress in the development of the Bandwidth Engine family of ICs, which integrates our patented 1T-SRAM high-density embedded memory with our high-speed 10 Gigabits per second SerDes interface to create a very advanced system solution for next generation networking and storage systems. Earlier this week, we announced that Altera Corporation and NetLogic Microsystems have joined MoSys in the GigaChip Alliance to support the GigaChip Interface. The GigaChip Interface is a state of the art I/O protocol in the Bandwidth Engine IC and, more broadly, is an open, CEI-11 compatible interface developed to enable highly efficient serial chip-to-chip communications at the board-level. We expect other companies to join the Alliance in the coming months. Yesterday, we completed the tape out of our Bandwidth Engine IC, which is a major milestone in the development of this revolutionary product. The interest from potential customers and partners in the Bandwidth Engine family has been gratifying, and we are making good progress towards our goal of having samples available by the end of this year and ramping into production during the second half of 2011.”

“In summary, we made solid progress in the first half of 2010 positioning the Company to be a provider of both differentiated IP and innovative IC solutions for networking, computing, storage and consumer applications. Looking at the second half of 2010, we are focused on growing our IP licensing business and continuing to make progress with the Bandwidth Engine family of products in order to achieve our strategic plan and strongly drive shareholder value,” concluded Mr. Perham.

Second Quarter Results

Total net revenue for the second quarter of 2010 was $4.3 million, compared with $3.6 million reported in the first quarter of 2010 and $2.0 million in the second quarter of 2009.

Second quarter 2010 total revenue included licensing revenue of $2.0 million, compared with $1.5 million for the previous quarter and $0.3 million for the second quarter of 2009. Second quarter 2010 royalty revenue was $2.3 million, compared with $2.0 million for the previous quarter and $1.7 million for the second quarter of 2009.

Gross margin for the second quarter of 2010 was 87 percent, compared with 78 percent for the first quarter of 2010 and 86 percent for the second quarter of 2009.

Total operating expenses on a GAAP basis for the second quarter of 2010 were $9.2 million, compared with $8.6 million for the previous quarter and $6.9 million for the second quarter of 2009. The increase in operating expenses was primarily related to Bandwidth Engine development initiatives. Second quarter 2010 operating expenses included $0.8 million of amortization of intangible assets, $0.5 million in acquisition-related contingent compensation costs and $0.8 million of stock-based compensation expense.

GAAP net loss for the second quarter of 2010 was $5.4 million, or ($0.17) per share, compared with a net loss of $5.7 million, or ($0.18) per share, for the previous quarter and a net loss of $5.0 million, or ($0.16) per share, for the second quarter of 2009. The non-GAAP net loss for the second quarter of 2010 was $3.4 million, or ($0.11) per share, which excludes acquisition-related charges and stock-based compensation expense. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and investments totaled $31.2 million as of June 30, 2010, compared with approximately $33.9 million as of March 31, 2010.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific time (8:30 a.m. Eastern time) to discuss the second quarter 2010 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-800-8652 in the U.S. (1-617-614-2705) outside of the U.S.), and entering the pass code 50628951 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for 2 business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 16348667.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of restructurings, stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated July 23, 2010, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  difficulties and delays in the development, production, testing and marketing of the Bandwidth Engine ICs;
  anticipated costs and technological risks of developing and bringing ICs to market;
  willingness of our manufacturing partners to assist successfully with the fabrication of Bandwidth Engine ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and operations of the Company; and

other risks identified in the Company’s most recent reports on form 10-K and form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs. MoSys’ Bandwidth Engine™ family of ICs combines the company’s patented 1T-SRAM® high-density memory technology with its high-speed 10 Gigabits per second (Gbps) SerDes interface (I/O) technology. A key element of Bandwidth Engine technology is the GigaChip™ Interface, an open, CEI-11 compatible interface developed to enable highly efficient serial chip-to-chip communications. MoSys' IP portfolio includes SerDes IP and DDR3 PHYs that support data rates from 1 - 11 Gbps across a variety of standards. In addition, MoSys offers its flagship, patented 1T-SRAM and 1T-Flash® memory cores, which provide a combination of high-density, low power consumption, high-speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys IP is production-proven and has shipped in more than 325 million devices. MoSys is headquartered in Sunnyvale, California. More information is available on MoSys' website at http://www.mosys.com.

MoSys, 1T-SRAM and 1T-Flash are registered trademarks of MoSys, Inc. The MoSys logo, Bandwidth Engine and GigaChip are trademarks of MoSys, Inc. All other trademarks mentioned herein are the intellectual property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009 (1)	2010	2009 (1)

Net Revenue
Licensing	$2,019	$306	$3,566	$830
Royalty	2,250	1,675	4,253	3,717
Total net revenue	4,269	1,981	7,819	4,547

Cost of Net Revenue
Licensing	541	274	1,323	597
Total cost of net revenue	541	274	1,323	597

Gross Profit	3,728	1,707	6,496	3,950

Operating Expenses
Research and development	6,350	3,923	11,835	7,811
Selling, general and administrative	2,377	2,088	4,766	4,573
Acquisition-related costs	485	434	1,182	434
Restructuring charges	-	431	-	706
Total operating expenses	9,212	6,876	17,783	13,524

Loss from operations	(5,484)	(5,169)	(11,287)	(9,574)

Other income, net	83	151	192	354
Loss before income taxes	(5,401)	(5,018)	(11,095)	(9,220)

Provision for income taxes	(26)	(26)	(58)	(33)

Net loss	$(5,427)	$(5,044)	$(11,153)	$(9,253)

Net loss per share
Basic and diluted	($0.17)	($0.16)	($0.35)	($0.30)

Shares used in computing net loss per share
Basic and diluted	31,636	31,198	31,455	31,261

(1) Financial statements have been revised to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	June 30,	December 31,
	2010	2009 (1)

Assets
Current assets:
Cash, cash equivalents and investments	$21,643	$31,338
Accounts receivable, net	2,021	739
Unbilled contract receivables	127	1,022
Prepaid expenses and other assets	2,553	3,235
Total current assets	26,344	36,334

Long-term investments	9,555	9,098
Property and equipment, net	1,490	1,561
Goodwill	23,134	22,787
Intangible assets, net	7,587	4,616
Other assets	1,234	1,147
Total assets	$69,344	$75,543

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$639	$514
Accrued expenses and other liabilities	1,879	1,862
Accrued acquisition-related earn-out costs	7,500	5,659
Deferred revenue	2,288	2,671
Total current liabilities	12,306	10,706

Long-term liabilities	595	136

Stockholders' equity	56,443	64,701

Total liabilities and stockholders’ equity	$69,344	$75,543

(1) Financial statement has been retroactively adjusted to reflect a decrease in the fair value of the contractual obligations assumed as part of the acquisition of Prism Circuits, Inc.

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009 (1)	2010	2009 (1)

GAAP net loss	$(5,427)	$(5,044)	$(11,153)	$(9,253)
Stock-based compensation expense
- Cost of net revenue	88	38	170	73
- Research and development	362	264	681	497
- Selling, general and administrative	308	396	612	705
Total stock-based compensation expense	758	698	1,463	1,275

Restructuring charges (2)	-	431	-	706
Amortization of intangible assets (3)	826	177	1,469	177
Acquisition-related contingent compensation charges (4)	485	134	987	134
Acquisition-related transaction costs (5)	-	300	195	300

Non-GAAP net loss	$(3,358)	$(3,304)	$(7,039)	$(6,661)

GAAP net loss per share	($0.17)	($0.16)	($0.35)	($0.30)
Reconciling items
- Stock-based compensation expense	0.02	0.02	0.04	0.04
- Restructuring charges (2)	-	0.01	-	0.02
- Amortization of intangible assets (3)	0.03	0.01	0.05	0.01
- Acquisition-related contingent compensation charges (4)	0.01	-	0.03	0.01
- Acquisition-related transaction costs (5)	-	0.01	0.01	0.01

Non-GAAP net loss per share: Basic and diluted	($0.11)	($0.11)	($0.22)	($0.21)

Shares used in computing non-GAAP net loss per share
Basic and diluted	31,636	31,198	31,455	31,261

(1) Amounts of stock-based compensation expense have been revised from those reported or announced previously to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

(2) Charges related to the exit of the analog/mixed-signal product lines, closure of the Korea office and lease contract termination costs.

(3) Non-cash charges for amortization of intangibles arising from acquired assets.

(4) Contingent earn-out compensation charges arising from acquisitions. Amounts included in research and development (R&D) and selling, general and administrative (SG&A) expenses for the three months ended June 30, 2010 are $354,000 and $131,000, respectively. Amounts included in R&D and SG&A expenses for the six months ended June 30, 2010 are $842,000 and $145,000, respectively. Amounts for the three and six months ended June 30, 2009 are included in R&D expenses.

(5) Charges primarily related to legal and accounting fees incurred for the acquisition of MagnaLynx, Inc. in March 2010 and Prism Circuits, Inc. in June 2009. These charges are included in SG&A expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, +1 408-731-1800
CFO
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1 972-239-5119, ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com